IDS LIFE OF NEW YORK EMPLOYEE BENEFIT ANNUITY
Registration No. 33-52567/811-3500

EXHIBIT INDEX

Exhibit 9 :   Opinion of Counsel

Exhibit 10:   Consent of Independent Auditors

Exhibit 11:   Financial Statement Schedules and Report of Independent Auditors.

Exhibit 14:   Financial Data Schedules.